UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2022 (August 1, 2022)
Healthcare Realty Trust Incorporated
Healthcare Realty Holdings, L.P.
(Exact name of registrant as specified in its charter)

Maryland	(Healthcare Realty Trust Incorporated)	001-35568	20-4738467
Delaware	(Healthcare Realty Holdings, L.P.)	333-190916	20-4738347
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700	Nashville,	Tennessee	37203	(615)	269-8175
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

www.healthcarerealty.com
(Internet address)
Healthcare Trust of America, Inc.
Healthcare Trust of America Holdings, LP
16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona 85254
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Healthcare Realty Trust Incorporated	☐	Emerging growth company
Healthcare Realty Holdings, L.P.	☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Healthcare Realty Trust Incorporated	☐
Healthcare Realty Holdings, L.P.	☐

Item 2.02	Results of Operations and Financial Condition.
Dividend Press Release
On August 3, 2022, Healthcare Realty Trust Incorporated issued a press release announcing its dividend. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 4.01	Changes in Registrant’s Certifying Accountant
On July 20, 2022, the parties closed the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 28, 2022, by and among Healthcare Realty Trust Incorporated (now known as HRTI, LLC (“Legacy HR”), Healthcare Trust of America, Inc., (now known as Healthcare Realty Trust Incorporated) (“Legacy HTA”), Healthcare Trust of America Holdings, LP, (now known as Healthcare Realty Holdings, L.P.) (the “OP”), and HR Acquisition 2, LLC. The combined company, after giving effect to the merger, operates under the name “Healthcare Realty Trust Incorporated” (the “Company”).
(a) On August 1, 2022, the Audit Committee of the Board of Directors (the “Board”) of the Company, approved the appointment of BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

(b) On August 1, 2022, Deloitte & Touche LLP (“Deloitte”), Legacy HTA’s and OP’s independent registered public accounting firm prior to the Merger, was informed that they would not be retained as the Company’s independent registered public accounting firm. The decision to change auditors was approved by the Audit Committee of the Board of the Company.

Deloitte’s reports on Legacy HTA’s and OP’s financial statements as of and for the years ended December 31, 2021 and 2020, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Deloitte on the effectiveness of internal control over financial reporting of Legacy HTA as of December 31, 2021 and 2020, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Legacy HTA’s and OP’s two most recent fiscal years ended December 31, 2021 and 2020 and through the interim period through July 31, 2022, Legacy HTA and OP had no disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on Legacy HTA’s and OP’s financial statements. In addition, during Legacy HTA’s or OP’s two most recent fiscal years ended December 31, 2021 and 2020 and through the interim period through July 31, 2022, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has requested that Deloitte furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not Deloitte agrees with the above statements of the Company in this Item 4.01. Deloitte furnished the requested letter, stating its agreement with such statements, and a copy is filed as Exhibit 16.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 1, 2022, the Compensation Committee of the Company’s Board adopted the 2022 Executive Incentive Program (the “Executive Incentive Program”) under the Company’s Amended and Restated 2006 Incentive Plan, dated April 29, 2021. The Executive Incentive Program is substantially similar to the Legacy HR’s 2021 Executive Incentive Plan and supersedes prior executive incentive programs of the Company. The Executive Incentive Program is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On August 2, 2022, the Board of the Company adopted Legacy HR’s Code of Business Conduct and Ethics as the Code of Ethics for the Company. The Code of Business Conduct and Ethics is disclosed on the Company’s website at
www.healthcarerealty.com.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Executive Incentive Program, dated August 1, 2022.
16.1	Deloitte & Touche LLP letter, dated August 5, 2022.
99.1	Second quarter dividend press release, dated August 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Realty Trust Incorporated
Date: August 5, 2022	By:	/s/ J. Christopher Douglas
Name: J. Christopher Douglas
Title: Executive Vice President - Chief Financial Officer

Healthcare Realty Holdings, L.P.

	By:	Healthcare Realty Trust Incorporated
its General Partner

Date: August 5, 2022	By:	/s/ J. Christopher Douglas
Name: J. Christopher Douglas
Title: Executive Vice President - Chief Financial Officer